                                                                    EXHIBIT 4.26
                                                              (Free Translation)

                      PRIVATE INSTRUMENT OF DEBT CONFESSION

This Private Instrument of Debt Confession (the "Instrument") shall be executed in the terms of the law by the following parties (the "Parties"):

      (a) on the one hand: [                    ], a financial institution duly
constituted and in existence in accordance with the laws of [       ],
headquartered in [         ], and represented by [      ] ("Creditor
Institution"); and,

      (b) on the other hand:

            (i) [                ](1), a Brazilian company [       ],
      headquartered in the City of [     ], State of [         ], in [        ],
      registered in the C.N.P.J. under N(o). [        ], herein represented in
      accordance with its By-Laws (The "Net Company"); and

            (ii) the companies listed and qualified in "Annex 1" to this Instrument, (together with the Net Company, the "Net Group Companies");

have agreed on the following Preamble:

                                     WHEREAS

(1) certain Net Group Companies were originally debtors with regard to a series of loans contracted in Brazil and outside it ("Original Loans"), which did not comply with the terms of their respective instruments ("Indebtedness");

(2) the Net Group Companies, together represented by [Net Company] Net Servicos de Comunicacao S.A. ("Net Servicos"), a direct and indirect holding for the capital stock of other Net Group Companies, have negotiated with their creditors (the "Creditors"), a restructuring plan for the Indebtedness, which was the object of a material fact published by Net Servicos on June 27, 2004 (the "Restructuring Plan");

(3) among the Original Loans forming the object of the Restructuring Plan is [or
are] the [        ] Agreement, executed by the Creditor Institution and the Net
Company on [         ] (the "Original Loan Agreement");

----------
(1) A debtor Net Group Company in the terms of the original loan.

(4) the Restructuring Plan also established that the Original Loan Agreement and the other agreements executed by any of the debtors and the relevant financial institutions would be governed by the same terms and conditions that are reflected in the "Common Terms Agreement" executed by the creditors, including the Creditor Institution, as listed and identified in "Annex 1" of the same agreement, forming an integral part of this Instrument;

(5) in addition to this Instrument and other instruments that have modified or replaced other Original Loans, the Creditors and the Net Group Companies have executed other documents in order to formalize the Restructuring Plan, including, and in conjunction with Banco Itau S.A., in its capacity as collateral agent (the "Collateral Agent"), the "Intercreditor Agreement" (a copy of it integrates this agreement as "Annex 2") and the following Pledge Agreements (the "Pledge Agreements"):

      (a) the Receivables Pledge Agreement with Foreclosure Clause executed by Net Servicos, Net Sao Paulo Ltda., and the Creditors, represented by the Collateral Agent and the Centralizing Bank identified in the same Agreement (substantially identical to the model initialed by the Parties to this Agreement as "Annex 3");

      (b) the Receivables Pledge Agreement with Foreclosure Clause executed by Net Servicos, Net Rio S.A and the Creditors, represented by the Collateral Agent and the Centralizing Bank identified in the same Agreement (substantially identical to the model initialed by the Parties to this Agreement as "Annex 4");

      (c) the Share Pledge Agreement with Amicable Sale Clause and Other Covenants executed by the Net Group and the Creditors, represented by the Collateral Agent (substantially identical to the model initialed by the Parties to this Agreement as "Annex 5");

      (d) the Quota Pledge Agreement with Amicable Sale Clause and Other Covenants executed by the Net Group and the Creditors, represented by the Collateral Agent (substantially identical to the model initialed by the Parties to this Agreement as "Annex 6");

      (e) the Asset Pledge Agreement with Amicable Sale Clause and Other Covenants executed by the Net Group and the Creditors, represented by the Collateral Agent (substantially identical to the model initialed by the Parties to this Agreement as "Annex 7");

(6) in accordance with the terms agreed in the Restructuring Plan, the Net Group Companies have agreed, in an irrevocable and irreversible way, to guarantee the payment of any values owed by the Net Company in accordance with the terms of this Instrument and without benefit of order;

(7) as the result of the renegotiation of the Indebtedness and the implementation of the Restructuring Plan, the Net Group Companies recognize that they have a net enforceable debt to the Creditor Institution, the principal
value of which on the present date is R$ [         ] ([         ]) as well as
the Interest (as defined in Clause 4 below) incurred on the principal value from June 30, 2004 until the present date;

GIVEN THE ABOVE, and considering the mutual covenants in this instrument and other firm and valid mutual obligations, the existence and sufficiency of which are recognized herein, the Parties hereby agree on the following:

CLAUSE 1      PRIOR CONDITIONS FOR THE EFFECTIVENESS OF THIS INSTRUMENT

This Instrument shall take automatic effect upon the implementation of the following conditions to effectiveness (with the date on which such conditions are met in full and this Instrument takes effect being referred to as the "Date of Effectiveness"):

      (a) the submission of the following legal opinions to the Creditor
Institution:

            (i) a legal opinion issued by Barbosa, Mussnich & Aragao, with the date of the Date of Effectiveness, with the form and content acceptable to the Creditor Institution;

            (ii) a legal opinion, bearing the date of the Date of Effectiveness, issued by a legal firm authorized to operate in the state of Delaware, in the United States of America, with the usual form and content that is acceptable to the Creditor , confirming the existence of Dabny, L.L.C. and the authorizations necessary for the constitution of the guarantees related to this Instrument; and

            (iii) a legal opinion, , with the date of the Date of Effectiveness, issued by a legal firm authorized to operate in the British Virgin Islands, with the usual form and content that is acceptable to the Creditor, confirming the existence of Jonquil Venture Limited and the authorizations necessary for the constitution of the guarantees related to this Instrument.

      (b) the Pledge Agreements have been (i) signed and registered in the relevant Public Registry of Titles and Documents and Public Registry of Property, as per the case, in accordance with their respective terms, and (ii) recorded in the registers for registered shares, in the ledgers of the financial institution responsible for providing book-entry share facilities or in the By-Laws of the Net Group Companies, as applicable;

      (c) the Creditor Institution has received a certificate carrying the Date of Effectiveness, and signed by the legal representatives of Net Servicos, in accordance with the terms of its By-Laws, confirming that (i) the declarations and guarantees provided by the Net Group Companies and contained in the Common Terms Agreement, are faithful and exact in all their relevant aspects; (ii) the Net Group Companies have complied with all of their obligations arising out of this Instrument whose date of discharge is prior to the Date of Effectiveness;
(iii) no Adverse Event has occurred as of the Date of Effectiveness. For the purposes of this Clause, "Adverse Event" shall mean (x) any event that may cause, whether individually or jointly, a relevant adverse effect on the assets, properties, business, result of operations, conditions (financial or other) or prospects of the Net Group Companies as a whole, or (y) a change in the financial, political economic conditions within Brazil, on Brazilian exchange rate policy or on Brazilian or U.S. capital, banking or financial markets, in each case, between the present date and the Date of Effectiveness, that may have a relevant impact on the benefits of the Creditors with regard to the result of the Restructuring;

      (d) the Creditor Institution has received a certificate from PriceWaterhouseCoopers LLP that credits representing at least 85% (eighty five per cent) of the principal value of the debts of the Net Group Companies listed in "Annex 9" of the Intercreditor Agreement have adhered to the Restructuring Plan;

      (e) the effective subscription and full payment by Globo Comunicacoes e Participacoes S.A. and by Telefonos de Mexico S.A. of the shares to be issued in the context of the capital increase by Net Servicos, has occurred in the form approved by its Board of Directors at a meeting held on November 3, 2004, for an amount corresponding to the shares forming the object of the pre-emptive rights held by Globo Comunicacoes e Participacoes S.A.;

      (f) all of the agreements, approvals and authorizations of the government bodies required for the implementation of the operations forming the object of the Restructuring Plan, including the registration of the Fourth Public Issue of Debentures with the Comissao de Valores Mobiliarios [Brazilian Securities Commission] (CVM) and the necessary authorizations from the Central Bank of Brazil have been obtained;

      (g) reasonable fees and expenses duly proven to be owing until the date in question to Shearman & Sterling LLP, Pinheiro Neto Advogados, Wald Associados Advogados and PricewaterhouseCoopers LLP, with regard to the process relating to the Restructuring Plan have been paid in full by Net Servicos.

      FIRST PARAGRAPH In the event that the above conditions to effectiveness have not been met by (i) February 28, 2005 or (ii) March 31, 2005 (in the event that by February 21, 2005, creditors representing at least 50% (fifty per cent) of the credits listed on the Annex 9 of the Intercreditor Agreement have failed to express the intention not to extend the deadline of February 28, 2005 until March 31, 2005), this Instrument and the Promissory Note linked to it, the Intercreditor Agreement and the Pledge Agreements shall be considered to be automatically rescinded, with the parties returning to the status quo ante the signing of the material fact mentioned on Whereas (2) with the Original Loan Agreement and its original guarantees and other accessories remaining in full force and effect.

      SECOND PARAGRAPH If an Adverse Event occurs by the Date of Effectiveness, as defined in item (d)(iii) of this Clause, this Instrument and the Promissory Note linked to it, the Intercreditor Agreement and the Pledge Agreements shall be without effect or shall be considered to be automatically rescinded, in accordance with the Agreement, with the parties returning to the status quo ante the signing of any documents relating to the Restructuring Plan, with the Original Loan Agreement , as well as its original guarantees and other accessories remaining in full force and effect.

      [THIRD PARAGRAPH On the Date of Effectiveness, the Net Group Companies shall (i) carry out the payment or deliver to the Creditor Institution the amounts corresponding to the Imposto sobre Operacoes Financeiras (Financial Transactions Tax) (IOF) and the Contribuicao Provisoria sobre Movimentacao ou Transmissao de Valores e de Creditos e Direitos de Natureza Financeira (Provisional Contribution on Financial Transactions) (CPMF) due on the operations agreed herein, if the Creditor Institution so requests on the basis of legal opinions regarding current legislation; (ii) carry out the payment of any fines imposed by government authorities due to exchange laws that have not been settled in timely fashion as a consequence of the default by Net Group Companies with regard to the Original Loan Agreement].(2)

CLAUSE 2   DEBT CONFESSION

The Net Company hereby recognizes, irrevocably and irreversibly, that it owes to the Creditor Institution the net enforceable principal amount of R$[ ] ([ ]) ("Confessed Debt" or "Principal Amount") and the Interest (as defined in Clause 4 below) on the Principal Amount from June 30, 2004 until the present date.

CLAUSE 3   PAYMENT OBLIGATIONS OF NET GROUP COMPANIES

The Net Group Companies expressly declare that they are aware and agree with the value of the Confessed Debt, whose liquidity and enforceability they also recognize, hereby assuming, jointly and severally and without any benefit of order or any other privilege, the irrevocable and irreversible obligation to effect the payment of interest on the Confessed Debt and other charges and values established in this instrument and its annexes, in the terms and by the deadlines established in Clauses 3, 4 and 5 of this Instrument.

----------
(2) THIS PARAGRAPH MUST BE ADJUSTED TO ESTABLISH THE PAYMENT OF TAXES BY NET SERVICOS, IF ANY. IF ANY TAX IS LEVIED, THIS CLAUSE MUST BE EXCLUDED.

      FIRST PARAGRAPH Payment by the Net Group Companies to settle the obligations established in this Instrument, under penalty of breach of contract, shall be effect through deposits in current account N(o). [ ], at the [ ] branch of [ ] or, through prior notification (with advance notice of at least 5 (five) business days), sent by the Creditor Institution, in another way defined by the same Creditor Institution.

      SECOND PARAGRAPH The payment of each installment within the deadlines and for the due values, shall be considered to have been formalized through the effective receipt of the values in the account indicated in the First Paragraph of this Clause.

      THIRD PARAGRAPH The proof of deposit in the account indicated in the First Paragraph of this Clause, of the values owed by the Net Group Companies to the Creditor Institution, shall be considered by the parties to this Instrument as proof of settlement of the obligations of the Net Group with regard to the payment of the same values.

CLAUSE 4  INTEREST ON THE CONFESSED DEBT

The Principal Value shall be increased by remuneratory interest ("Interest") corresponding to (a) the CDI rate plus a spread or premium of 2% (two per cent) per year between June 30, 2004 and December 14, 2005, and (b) the CDI rate plus a spread or premium of 3% (three per cent) per year from December 15, 2005 (inclusive) until the final payment of the same value.

The payment of the Interest owing in the form of this Clause shall be carried out by the Net Group Companies to the Creditor Institution on a quarterly basis, on each March 15, June 15, September 15 and December 15, from June 30, 2004 onwards, and always with regard to the immediately preceding period of incidence, except for Interest on the Principal Value between June 30, 2004 and the Date of Effectiveness, which shall be paid within 5 (five) business days of the Date of Effectiveness.

      FIRST PARAGRAPH For the purposes of this Instrument, "CDI" shall mean an interest rate, expressed in the form of an annual percentage corresponding to the result of daily compounding and calculated on the basis of a year of 252 business days, of the interest rate on interbank certificates of deposit (CDI) for one business day, as published by the Central de Custodia e de Liquidacao Financeira de Titulos [Securities Custody and Financial Settlement Center] (CETIP) under the heading "Taxa DI - Over Extragroup", or any other reference rate of the National Financial System that may replace it. The spread or surplus shall be calculated on the basis of a year of 252 business days.

      SECOND PARAGRAPH In the event of the temporary unavailability of the CDI rate at the time of payment of any monetary obligation arising from the setting of the Interest, as a replacement, the same daily rate as the last known CDI rate shall be used as a replacement until the date of calculation, with no financial compensation being due either from the Net Group or from the Creditor Institution, as and when the respective DI rate is subsequently published.

      THIRD PARAGRAPH In the absence of determination and/or publication of the CDI rate for a period of more than 15 (fifteen) consecutive business days following the Date of Effectiveness, or also, in the case of the extinction or inapplicability of the same due to legal imposition, as a replacement for the CDI rate, the average rate of daily fundings, backed by federal securities and determined by the Special Settlement and Custody System (the "Selic Rate"), or, in the absence of the same, the reference rate of the National Financial System that may come to replace the Selic Rate ("Replacement Rate").

      FOURTH PARAGRAPH In the event that there is no Replacement Rate, the Net Group and the Creditors listed in "Annex 1" to the Common Terms Agreement, shall define, within 5 (five) business days, jointly and in common agreement, and observing applicable regulations, the parameter to be used for the remuneration of all respective credits, which shall be proposed by Net Servicos. Until a decision is made regarding this parameter, the same daily rate as the last known CDI Rate or Selic rate, as per the case, shall be used to calculate the value of any obligations established in this Clause.

      FIFTH PARAGRAPH In the event that the Replacement Rate is published before the definition of the new parameter, the Replacement Rate shall, as soon as it is published, be adopted for the calculation of the Interest.

      SIXTH PARAGRAPH In the event that Net Servicos and the creditors fail to reach a common agreement on the definition of the new parameter by the deadline determined above, the parameter used shall be the average cost of funding in the Interbank market for one-day interbank transactions, as practiced by the 5
(five) largest financial institutions in the country, in accordance with the ranking published by the Brazilian Central Bank.

CLAUSE 5     PAYMENT AND MATURITY OF THE PRINCIPAL VALUE OF THE CONFESSED DEBT

Excepting the payment events established in the Common Terms Agreement, the amortization of the Principal Value of the Confessed Debt must be effected directly by the Net Group to the Creditor Institution in the following way:

(A) 82% (eighty two percent) of the Principal Value shall be amortized in accordance with the following fixed schedule:

% OF PRINCIPAL VALUE AND PAYMENT DATE   TOTAL TO BE AMORTIZED
-------------------------------------   ---------------------
40% by the fifth business               total of 40%
day after the Full Payment Date
0.75% on March 15, 2006                 total of 3% in 2006
0.75% on June 15, 2006
0.75% on September 15, 2006
0.75% on December 15, 2006

2.25% on March 15, 2007                 total of 9% in 2007
2.25% on June 15, 2007
2.25% on September 15, 2007
2.25% on December 15, 2007
3.75% on March 15, 2008                 total of 15% in 2008
3.75% on June 15, 2008
3.75% on September 15, 2008
3.75% on December 15, 2008
3.75% on March 15, 2009                 total of 15% in 2009
3.75% on June 15, 2009
3.75% on September 15, 2009
3.75% on December 15, 2009

The percentage amortization of the Principal Value specified in the above table shall be calculated on the basis of the Principal Value on the Issue Date.

      (B) The remaining 18% (eighteen per cent) of the Principal Value shall be amortized in accordance with the table below, on the dates indicated in column "A - Original Payment Date".

At the same time, in the event that (i) the Accumulated DI Factor until the last day of the previous fiscal quarter, or (ii) the average daily Exchange Rate during the second week prior to the week of the Original Payment Date (appearing in column A), is equal to or exceeds the limits established in column "B - Conditions" of the table below, the payment of principal specified in column "A
- Original Payment Date" must be paid on the "Alternative Payment Date" specified in column C below:

                                      B - CONDITIONS
   % OF                  -------------------------------------
PRINCIPAL  A - ORIGINAL     ACCUMULATED DI                       C -ALTERNATIVE
  VALUE    PAYMENT DATE         FACTOR          EXCHANGE RATE     PAYMENT DATE
---------  ------------  ---------------------  --------------  ----------------
  0.75%    Mar 15, 2006  1.417 on Dec 31, 2005  R$ 4.00 = US$1    Mar 15, 2010
  0.75%    Jun 15, 2006  1.479 on Mar 31, 2006  R$ 4.00 = US$1    Mar 15, 2010
  0.75%    Sep 15, 2006  1.543 on Jun 30, 2006  R$ 4.50 = US$1    Mar 15, 2010
  0.75%    Dec 15, 2006  1.610 on Sep 30, 2006  R$ 4.50 = US$1    Mar 15, 2010
  1.50%    Mar 15, 2007  1.680 on Dec 31, 2006  R$ 4.50 = US$1    Mar 15, 2010
  1.50%    Jun 15, 2007  1.767 on Mar 31, 2007  R$ 4.50 = US$1    Jun 15, 2010
  1.50%    Sep 15, 2007  1.859 on Jun 30, 2007  R$ 4.50 = US$1    Jun 15, 2010
  1.50%    Dec 15, 2007  1.955 on Sep 30, 2007  R$ 4.50 = US$1    Jun 15, 2010
  1.50%    Mar 15, 2008  2.057 on Dec 31, 2007  R$ 4.70 = US$1    Sep 15, 2010
  1.50%    Jun 15, 2008  2.164 on Mar 31, 2008  R$ 4.70 = US$1    Sep 15, 2010
  1.50%    Sep 15, 2008  2.277 on Jun 30, 2008  R$ 4.70 = US$1    Sep 15, 2010

1.50%      Dec 15, 2008  2.396 on Sep 30, 2008  R$ 4.70 = US$1  Dec 15, 2010
0.75%      Mar 15, 2009  2.521 on Dec 31, 2008  R$ 4.90 = US$1  Dec 15, 2010
0.75%      Jun 15, 2009  2.674 on Mar 31, 2009  R$ 4.90 = US$1  Dec 15, 2010
0.75%      Sep 15, 2009  2.835 on Jun 30, 2009  R$ 4.90 = US$1  Dec 15, 2010
0.75%      Dec 15, 2009  3.007 on Sep 30, 2009  R$ 4.90 = US$1  Dec 15, 2010

   The percentage of the Principal Value specified in the above table shall be calculated on the basis of the amount of the Principal Value on the Date of Effectiveness.

      FIRST PARAGRAPH: For the purposes of this Clause, the "Exchange Rate" shall mean, for any day, that rate published by the Central Bank of Brazil within the SISBACEN System (or any system that may replace it) as the PTAX 800 exchange rate for the U.S. dollar, Option 5 (selling rate) currency 220, on the immediately preceding day or the rate that may replace it.

      SECOND PARAGRAPH: For the purposes of this Clause, "Accumulated DI Factor" shall mean, for any day of calculation, the effective interest rate for the period from January 1, 2004 until the calculation date, as published by the Securities Custody and Financial Settlement Center (CETIP).

CLAUSE 6   OPTIONAL EARLY AMORTIZATION OF THE DEBT

Net Group Companies shall have the right, observing all of the terms and conditions of the Intercreditor Agreement, to amortize all or part of the debt confessed herein on a pro rata basis, without this implying the payment of any fine, penalty or premium by the same Net Group Companies. Such amortizations shall be accompanied by the payment of interest due at the time and calculated pro rata temporis. Optional and partial early amortization shall be applied considering the inverse order of the Original Payment Dates or Alternative Payments Dates, as per the case.

CLAUSE 7   EXTENSION OF DEADLINES

Deadlines for payment of any obligation established in or arising from this Instrument shall automatically be considered to be extended until the first subsequent business day, without the addition of any overdue charges, when the payment date coincides with a national holiday, a Saturday or Sunday or a bank holiday in the city of Sao Paulo.

CLAUSE 8   LATE PAYMENT

In the event of the late payment of any installment, in accordance with the terms of 3, 4 and 5 of this Instrument, the delayed amount shall be increased by an irreducible late payment penalty of 2% (two per cent) on the same value. The fine established in this Clause is not compensatory in character and its payment shall not prevent the Creditor

Institution from claiming indemnities due for losses and damages arising from default on any obligations assumed in this Instrument.

FIRST PARAGRAPH In addition to the late payment fine mentioned in the caput, the due and unpaid amount since the day of default until the day of effective payment of the corresponding values shall be subject, in addition to the interest rate indicated in Clause 2, to the overdue interest rate of 12%, calculated pro rata die.

CLAUSE 9   GUARANTEES

The Net Group Companies declare that they are aware that the values owing by virtue of this Instrument are guaranteed by the assets pledged in the terms of the Intercreditor Agreement and the respective pledge contracts listed in the Preamble (5) items (a), (b), (c), (d) and (e) which shall be enforceable in accordance with their terms and conditions. The Creditor Agreement declares that it is aware that the foreclosure of the guarantees provided by the Net Group forming the object of the Pledge Agreements listed in the Preamble (5) items
(a), (b), (c), (d) and (e), may only be realized in accordance with the terms and conditions of the Intercreditor Agreement and in observance of the terms of the Pledge Agreement.

      FIRST PARAGRAPH The Net Group Companies have signed this Instrument in their quality as guarantors and principal payers, jointly and severally responsible for the discharge of all the obligations assumed by the Net Company in this Instrument, expressly waiving benefits of order and the benefits to which Articles 827, 829, 830, 834, 835, 837, 838 and 839 of the Brazilian Civil Code and Article 595 of the Civil Procedure Code refer, and guaranteeing the due compliance with all of the obligations assumed by the Net Company in accordance with the terms of this Instrument.

      SECOND PARAGRAPH The Net Company shall issue, on the present date, in favor of the Creditor Institution, and as guarantee for the payments of the Confessed Debt, a Promissory Note for the total value of the Confessed Debt, which is substantially identical to the model forming a part of this Instrument as "Annex 8", which shall be guaranteed by the Net Group Companies and linked to this Instrument.

      THIRD PARAGRAPH Within at most 10 days of the Date of Effectiveness, the Creditor Institution shall deliver to Net Servicos every and any promissory note in existence that is/are related to the Original Loan Agreement and its respective amendments, if any, with the Parties agreeing that the same promissory note(s) shall, for all legal purposes, lose its/their validity and effect on the Date of Effectiveness.

      FOURTH PARAGRAPH In the event that the existing promissory note(s) related to the Original Loan Agreement and its respective amendments, if any, has/have been lost, the Creditor Institution must submit to Net Servicos a declaration that (a) the same Creditor Institution has lost the promissory note(s) and (b) it has not endorsed the same promissory note(s) to third parties, in any capacity.

      FIFTH PARAGRAPH The Promissory Note issued in the terms of this Instrument shall have a deadline for presentation for payment of 12 (twelve) years calculated from the date of its issue, in this way extending the deadline for presentation established in Article 34 of the Uniform Law of Geneva and Article 21 of Decree 2044 of December 31, 1908.

CLAUSE 10  OBLIGATIONS OF THE DEBTORS

Starting from the present date and subject to Clause 1 above until the date on which the entire Confessed Debt has been totally and completely paid, the Net Group Companies shall undertake to comply with the obligations established in the terms of the Common Terms Agreement.

CLAUSE 11  DECLARATIONS AND GUARANTEES

The declarations and guarantees provided by the Net Group Companies are those listed in Clause 3 of the Common Terms Agreement.

CLAUSE 12  DEFAULT EVENTS

Default events and rules for early maturity of this Instrument are those listed in Clause 5 of the Common Terms Agreement.

CLAUSE 13  TAXES AND EXPENSES

The Net Group Companies shall, jointly and severally bear the cost of all levies and taxes and fees that are due or may fall due by virtue of this Instrument (for those not due in the form of the Third Paragraph of Clause 1), including the Tax on Financial Transactions (IOF) and the Provisional Contribution on Financial Transactions (CPMF), albeit excluding taxes, fees, contributions of any kind, deductions, charges, withheld amounts and fiscal liabilities due on revenue or income of the Creditor Institution, such as income tax, Social Contribution on Net Income, the contribution to the Social Integration Fund
(PIS), and the FINSOCIAL contribution), whether present or future, as well as any interest, fines or other liabilities relating to the same.

      FIRST PARAGRAPH The Net Group Companies shall also bear the costs of expenses relating to the registration in the relevant Public Registry of Titles and Documents, and any judicial or extrajudicial claim on this Instrument.

      SECOND PARAGRAPH The Net Group Companies shall pay the fees and expenses that are reasonable and duly demonstrated to have been incurred by the holders of the Original Loans with legal and financial consultants that had already been retained with the consent of Net Servicos for the negotiation, execution and formalization of this Instrument (i.e. Pinheiro Neto Advogados, Shearman & Sterling LLP and PricewaterhouseCooper) regardless of the effective conclusion of the operations contemplated herein.

      THIRD PARAGRAPH The levies, taxes, fees and expenses mentioned in this Clause shall be reimbursed to the Creditor Institution within 5 (five) days of the delivery, to Net Servicos, of a written request.

CLAUSE 14  COMMON TERMS AGREEMENT

On the present date, the Creditor Institution and the Net Group Companies have executed the Common Terms Agreement (a copy of which forms a part of this Agreement as "Annex 9") with the creditors listed in "Annex 1" to the same agreement. The Parties have agreed that the terms and conditions of the Common Terms Agreement are hereby included in this Instrument as if they were a part of the same, and undertake to observe the terms and conditions of the Common Terms Agreement in question.

CLAUSE 15  EFFECTIVENESS

Subject to Clause 1 above, this Instrument shall be executed in an irrevocable and irreversible way, and shall take effect on the date of its signing, being binding on the Parties, their successors and assignees in any capacity. The obligations of the Net Group Companies shall remain in force until the payment of the full amount owing, in accordance with the terms of this Instrument. With the entire payment of the Confessed Debt by the Net Group Companies to the Creditor Institution, in the form expressed in this Instrument, the parties shall mutually grant the broadest, most general and unrestricted discharge of all obligations assumed by the same parties, with no subsequent claims, present or future on each other with regard to the payment of the Confessed Debt.

CLAUSE 16  TRANSFER

Having observed the terms of the Intercreditor Agreement, the Creditor Institution may cede or transfer to third parties, whether in whole or in part, the receivables represented by the Confessed Debt and/or other rights and obligations arising from this Instrument, through simple written notice to the Net Company. The Net Group Companies may not cede or transfer to third parties, whether in full or in part, the Confessed Debt and/or the other rights and obligations arising from this Instrument, except through the previous and express agreement of the Creditor Institution in writing, and provided that the applicable terms of the Intercreditor Agreement are observed.

      FIRST PARAGRAPH The same transfer by the Creditor Institution assumes the automatic adhesion of the assignee, independently of any formality, to the Common Terms Agreement forming an integral part of this Instrument, to the Intercreditor Agreement and to the Pledge Agreements.

      SECOND PARAGRAPH In accordance with the terms of Resolution N(o). 2,836 of May

30, 2001, of the National Monetary Council, and for the purposes of subclause V, third paragraph, first article of National Complementary Law N(o). 105 of January 10, 2001 and subsequent regulations and legislation, it is hereby defined, for all purposes of the law that the Net Group Companies recognize and hereby authorize irrevocably, irreversibly, formally and expressly, the right of the Creditor Institution and/or future assignees to cede or transfer freely, whether fully or in part, all of their rights and obligations arising from this Instrument, without the need for the prior agreement of or notification to the Net Group Companies. Every or any assignee shall undertake itself to observe the confidentiality of the information received except for the cases of new transfers, as well as shall observe the terms of Clause 2.23.1 (d) of the Common Terms Agreement, which refers to the restriction on access to information by Competitors of the Net Group Companies.

      THIRD PARAGRAPH In the event that this Instrument is assigned in the above terms, the assignor institution shall maintain the confidentiality of the information received by virtue of Article 2.23.1(a) of the Common Terms Agreement, and may only disclose the same information (i) through a formal request by any government authority, (ii) if such information becomes public, and (iii) if the assignee has already received the information before receiving it from any Net Group Company.

CLAUSE 17  VALIDITY OF CLAUSES

Each of the terms of this Instrument shall be independent and distinct from the others, with the illegality, severability or ineffectiveness of any one of the same terms not affecting or jeopardizing the legality, effectiveness and enforceability of any of the other terms contained herein, which shall remain valid and in full effect for all purposes of the law.

CLAUSE 18  ENTIRE AGREEMENT

This Instrument (which includes the Common Terms Agreement), the Pledge Agreements and the Intercreditor Agreement constitutes the entire agreement of the Parties with regard to the transactions established herein and supersedes any understanding between the Parties with regard to its object. It is also established that, in the event that the terms of any other Instrument signed by the Parties diverge from those agreed in the above Instruments, the terms of same Instruments listed above shall prevail.

CLAUSE 19  ALTERATIONS AND AMENDMENTS

Any alteration or amendment to this Instrument shall only be considered valid and effective if executed in accordance with Clause 8 of the Common Terms and of the Intercreditor Agreement.

CLAUSE 20  WAIVER AND TOLERANCE

The Parties recognize that, unless expressly established in this Instrument: (a) failure to exercise, extension of deadlines, or tolerance or delay in exercising any right that is guaranteed through this Instrument and/or by law, shall not constitute a novation or waiver of the same rights, nor shall it affect their eventual exercise; (b) the single or partial exercise of these rights shall not prevent the subsequent exercise of the remainder of these rights or the exercise of any other right; (c) the waiver of any of these rights shall not be valid unless the same is granted in writing; (d) the waiver of any of these rights shall be interpreted restrictively, and shall not be considered as a waiver of any other right granted through this Instrument.

CLAUSE 21  NOTIFICATIONS

The notices, communications and/or notifications required and/or permitted by this Instrument shall be effected by registered mail or by judicial or extrajudicial means, and shall be addressed to the Parties at the addresses appearing in the Preamble to this Instrument, or to any other that may be indicated by the Parties, in writing, in the terms of this Clause.

      FIRST PARAGRAPH The notices, communications and/or notifications shall be considered as having been delivered on the date registered on the receipt of the registered letter or on the date of formalization of the judicial or extrajudicial notification, as per the case.

      SECOND PARAGRAPH The Creditor Institution shall have the option of delivering to Net Servicos the notices, communications and/or notifications addressed to any Net Group Company, and in the same way, any Net Group Company shall have the option of delivering to the Collateral Agent any notice, communication and/or notification addressed to the Creditor Institution related to the Pledge Agreements mentioned in item (4) of the Preamble to this Instrument.

      THIRD PARAGRAPH Addresses for the purposes of notices, communications and/or notifications:

                  Net Servicos de Comunicacao S.A.
                  Rua Verbo Divino 1.356
                  Chacara Santo Antonio - Sao Paulo - SP - Brasil
                  CEP: 04719-002
                  Attn: Leonardo P. G. Pereira/ Andre Muller Borges
                  Telephone: (55-11) 5186-2606
                  Fax: (55-11) 5186-2780

                  [Creditor Institution]
                  [   ]

CLAUSE 22  EXTRAJUDICIAL EXECUTIVE TITLE

The Parties recognize that this Instrument and the promissory note mentioned in the Second Paragraph of Clause 9 constitute executive extrajudicial titles, it being agreed that the Promissory Note is linked to this Instrument for the purposes of the terms of Articles 583 and 585 of the Brazilian Civil Procedure Code, with the alterations of Law N(o). 8,953, of December 13, 1994.

      FIRST PARAGRAPH - The Net Company hereby undertakes to register this Instrument at the relevant Public Registry of Titles and Documents of Sao Paulo, within at most 3 (three) business days of the present date.

CLAUSE 23  NOVATION

This Instrument shall not constitute a novation of any obligation arising from the Original Loan Agreement. For the purposes of Article 361 of the Brazilian Civil Code, the Parties expressly declare that they have no intention of novating the obligations assumed in the Original Loan Agreement.

CLAUSE 24  APPLICABLE LAW

This Instrument shall be governed by the laws of the Federal Republic of Brazil.

CLAUSE 25  CHOICE OF JURISDICTION

The parties hereby choose the jurisdiction of the City of Sao Paulo, State of Sao Paulo, to resolve any doubts or disputes that may arise from this Instrument, expressly renouncing any other, regardless of its merits.

The Parties, being in full agreement, have signed 4 ((four) copies of this instrument of equal content and form, in the presence of the witnesses indicated below.

                                  Sao Paulo, [ ], 2005

                                  [CREDITOR]

                         P.       ________________________________________
                                  Name:
                                  Position:

                         P.       ________________________________________

                                  Name:
                                  Position:

                         [Net Servicos de Comunicacao S.A.]

                         P.       ________________________________________
                                  Name:
                                  Position:

                         P.       ________________________________________
                                  Name:
                                  Position:

                     INSTRUMENT OF DEBT CONFESSION DATED [   ]

                               NET GROUP COMPANIES

NET SERVICOS DE                           NET FRANCA LTDA.
COMUNICACAO S.A.:                         NET GOIANIA LTDA.
ALNOR ALUMINIO DO NORTE LTDA.             NET INDAIATUBA LTDA.
ANTENAS COMUNITARIAS                      NET JOINVILLE LTDA.
BRASILEIRAS LTDA.                         NET LONDRINA LTDA.
CABODINAMICA TV CABO                      NET MARINGA LTDA.
SAO PAULO S.A.                            NET PARANA COMUNICACOES LTDA.
CMA PARTICIPACOES S.A.                    NET PIRACICABA LTDA.
DABNY, L.L.C.                             NET RECIFE LTDA.
DR EMPRESA DE DISTRIBUICAO                NET RIBEIRAO PRETO S.A.
 E RECEPCAO DE TV LTDA.                   NET RIO S.A.
HORIZONTE SUL                             NET SAO CARLOS S.A.
COMUNICACOES LTDA.                        NET SAO JOSE DO RIO PRETO LTDA.
JONQUIL VENTURE LIMITED                   NET SAO PAULO LTDA.
MULTICANAL                                NET SOROCABA LTDA.
TELECOMUNICACOES S.A.                     NET SUL COMUNICACOES LTDA.
NET ANAPOLIS LTDA.                        REYC COMERCIO
NET ARAPONGAS LTDA.                       E PARTICIPACOES LTDA.
NET BAURU LTDA.                           TV CABO DE CHAPECO LTDA.
NET BELO HORIZONTE LTDA.                  TELEVISAO A CABO
NET BRASILIA LTDA.                        VINDIMA LTDA.
NET CAMPINAS LTDA.                        TV VIDEO CABO
NET CAMPO GRANDE LTDA.                    DE BELO HORIZONTE S.A.
NET CURITIBA LTDA.
NET FLORIANOPOLIS LTDA.

                          P.  ________________________________________
                              Name:
                              Position:

                          P. _________________________________________
                             Name:
                             Position:

Witnessed by:

1. -  ________________________
      Name: [ ]
      ID Number (RG): [ ]

2. -  ________________________
      Name: [ ]
      ID Number (RG): [ ]

                                                                         ANNEX 1
                                                               TO THE INSTRUMENT
                                                              OF DEBT CONFESSION

                               NET GROUP COMPANIES

NET SERVICOS DE COMUNICACAO S.A., a joint stock company headquartered in the city and state of Sao Paulo, at Rua Verbo Divino, N(o). 1,356, registered in the National Register of Corporate Entities (CNPJ/MF) under N(o).
00.108.786/0001-65, hereafter duly represented in the form of its By-Laws;

ALNOR ALUMINIO DO NORTE LTDA., a Brazilian limited liability company with principal office in the city of Manaus, state of Amazonas, at Rua Emilio Moreira N(o). 1,672, Altos, Praca 14 de Janeiro, registered in the National Register of Corporate Entities (CNPJ) under N(o). 34.534.750/0001-65, herein represented in accordance with its By-Laws by Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

ANTENAS COMUNITARIAS BRASILEIRAS LTDA., a Brazilian limited liability company with principal office in the city of Blumenau, state of Santa Catarina, at Avenida Brasil N(o). 60, Ponta Aguda, registered in the National Register of Corporate Entities (CNPJ) under N(o). 79.375.606/0001-61, herein represented in accordance with its By-Laws by Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

CABODINAMICA TV CABO SAO PAULO S.A., a Brazilian joint stock company with principal office in the city of Sao Paulo, state of Sao Paulo, at Rua Verbo Divino, N(o). 1,356, Chacara Santo Antonio, registered in the National Register of Corporate Entities (CNPJ) under N(o). 65.516.254/0001-02, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

CMA PARTICIPACOES S.A., a Brazilian joint stock company with principal office in the city of Sao Paulo, state of Sao Paulo, at Rua Verbo Divino, N(o). 1.356, Chacara Santo Antonio, registered in the National Register of Corporate Entities
(CNPJ) under N(o). 31.959.356/0001-80, herein represented in accordance with its By-Laws by its executive directors, Messrs. Jose Antonio Guaraldi Felix and Leonardo Porciuncula Gomes Pereira;

DABNY, L.L.C., ., a company constituted and in existence in accordance with the laws of Delaware, headquartered c/o of The Prentice Hall Corporation System, Inc. 32 Loockerman Square, Suite L-100, Dover, Kent County 19901, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

JONQUIL VENTURE LIMITED, a company constituted and in existence in accordance with the laws of the British Virgin Islands, headquartered at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, herein represented in accordance with its By-Laws by its executive director, Sr. Leonardo Porciuncula Gomes Pereira;

MULTICANAL TELECOMUNICACOES S.A., a Brazilian joint stock company, with principal office in the city and state of Sao Paulo, at Rua Verbo Divino N(o). 1,356 -

1st floor - part, CEP 04719-002, Chacara Santo Antonio, registered in the National Register of Corporate Entities (CNPJ) under N(o) 31.963.481/0001-64, with its By-Laws duly filed at the Board of Trade of the State of Sao Paulo under N(o) 35.300.179.650, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET BELO HORIZONTE LTDA., a Brazilian limited company, with principal office in the city of Belo Horizonte, state of Minas Gerais, at Avenida Renascenca N(o) 515, Renascenca, CEP 31160-000, registered in the National Register of Corporate Entities (CNPJ) under N(o) 38.738.308/0001-01, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET BRASILIA LTDA., a Brazilian limited company, with principal office in the city of Brasilia, Federal District, SIG/Sul, Quadra 01, N(o) 725, CEP 70000-000, registered in the National Register of Corporate Entities (CNPJ) under N(o) 26.499.392/0001-79, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET LONDRINA LTDA., a Brazilian limited liability company with principal office in the city of Londrina, state of Parana, at Rua Santos, N(o) 737, Centro, registered in the National Register of Corporate Entities (CNPJ) under N(o) 80.924.459/0001-10, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET RIO S.A a Brazilian joint stock company with principal office in the city of Rio de Janeiro, state of Rio de Janeiro, at Rua Vilhena de Moraes, N(o) 380, Bloco 02, Suite 201, 3rd Floor, Barra da Tijuca, registered in the National Register of Corporate Entities (CNPJ) under N(o) 28.029.775/0001-09, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

TV CABO DE CHAPECO LTDA., a Brazilian limited liability company with principal office in the city of Chapeco, state of Santa Catarina, at Avenida Nereu Ramos, N(o) 237E, Suite 01, registered in the National Register of Corporate Entities
(CNPJ) under N(o) 00.847.530/0001-26, herein represented in accordance with its By-Laws by Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

TELEVISAO A CABO VINDIMA LTDA., a Brazilian limited liability company with principal office in the city of Caxias do Sul, state of Rio Grande do Sul, at Rua Os Dezoito do Forte, 1,236, Suite 02, part, registered in the National Register of Corporate Entities (CNPJ) under N(o) 94.853.801/0001-43 herein represented in accordance with its By-Laws by Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

TV VIDEO CABO DE BELO HORIZONTE S.A., a Brazilian joint stock company with principal office in the city of Belo Horizonte, state of Minas Gerais, at Avenida Renascenca, N(o) 505, registered in the National Register of Corporate Entities

(CNPJ) under N(o) 64.195.522/0001-79, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET RECIFE LTDA., a Brazilian limited liability company with principal office in the city of Recife, state of Pernambuco, at Rua Francisco Alves N(o) 100, CEP 50070-490, Bairro da Ilha do Leite, registered in the National Register of Corporate Entities (CNPJ) under N(o) 08.828.469/0001-25, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET SAO PAULO LTDA., a Brazilian limited liability company with principal office in the city and state of Sao Paulo, at Rua Verbo Divino N(o) 1,356, ground floor, blocks 1 and 2, CEP 04719-002, Chacara Santo Antonio, Sao Paulo - SP, registered in the National Register of Corporate Entities (CNPJ) under N(o) 65.697.161/0001-21, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET CAMPINAS LTDA., a Brazilian limited liability company with principal office in the city of Campinas, state of Sao Paulo, at Rua Jasmim N(o) 610, CEP 13.807-520, Chacara Primavera, registered in the National Register of Corporate Entities (CNPJ) under N(o) 61.698.510/0001-79, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET INDAIATUBA LTDA., a Brazilian limited liability company with principal office in the city of Indaiatuba, state of Sao Paulo, at Rua 11 de Junho, N(o) 1,849/1,853, Vila Victoria, CEP 13.330-050, registered in the National Register of Corporate Entities (CNPJ) under N(o) 58.393.695/0001-07, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET FRANCA LTDA., a Brazilian limited liability company with principal office in the city of Franca, state of Sao Paulo, at Rua Carmen Irene Batista N(o) 2837, Jardim Samello, CEP 14405-135, registered in the National Register of Corporate Entities (CNPJ) under N(o) 60.348.414/0001-38, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET SUL COMUNICACOES LTDA., a Brazilian limited liability company with principal office in the city of Porto Alegre, state of Rio Grande do Sul, at Rua Silveiro N(o) 1,111, Morro Santa Teresa, CEP 90850-000, registered in the National Register of Corporate Entities (CNPJ) under N(o) 73.676.512/0001-46, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

DR- EMPRESA DE DISTRIBUICAO E RECEPCAO DE TV LTDA., a Brazilian limited liability company with principal office in the city of Porto Alegre, state of Rio

Grande do Sul, at Rua Silveiro N(o). 1,111, Morro Santa Teresa, CEP 90850-000, registered in the National Register of Corporate Entities (CNPJ) under N(o). 93.088.342/0001-96, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET JOINVILLE LTDA., a Brazilian limited liability company with principal office in the city of Joinville, state of Santa Catarina, at Avenida Procopio Gomes N(o). 419, Bucaren, CEP 89202-300, registered in the National Register of Corporate Entities (CNPJ) under N(o). 85.271.898/0001-95, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET FLORIANOPOLIS LTDA., a Brazilian limited liability company with principal office in the city of Florianopolis, state of Santa Catarina, at Avenida Rio Branco N(o). 808, Centro, CEP 88015-202 registered in the National Register of Corporate Entities (CNPJ) under N(o). 72.461.072/0001-47, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET MARINGA LTDA., a Brazilian limited liability company with principal office in the city of Maringa, state of Parana, at Avenida Nobrega N(o). 494, Zona 04, CEP 87013-330, registered in the National Register of Corporate Entities (CNPJ) under N(o). 81.712.416/0001-34, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET SAO JOSE DO RIO PRETO LTDA., a Brazilian limited liability company with principal office in the city of Sao Jose do Rio Preto, state of Sao Paulo, at Rua Lafaiete Spinola de Castro N(o). 1,922, Boa Vista, CEP 15025-510, registered in the National Register of Corporate Entities (CNPJ) under N(o). 69.082.832/0001-09, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET PIRACICABA LTDA., a Brazilian limited liability company with principal office in the city of Piracicaba, state of Sao Paulo, at Avenida Independencia N(o). 3,552, Alemaes, CEP 13416-230, registered in the National Register of Corporate Entities (CNPJ) under N(o). 64.592.116/0001-40, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET GOIANIA LTDA., a Brazilian limited liability company with principal office in the city of Goiania, state of Goias, at Rua 15, Quadra j-15, Lote 08, N(o). 970, Setor Marista, CEP 74000-000 registered in the National Register of Corporate Entities (CNPJ) under N(o). 33.659.475/0001-43, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET CAMPO GRANDE LTDA., a Brazilian limited liability company with principal office in the city of Campo Grande, state of Mato Grosso do Sul, at Avenida Afonso Pena N(o). 3,004, CEP 79002-075, Centro, registered in the National Register of Corporate Entities (CNPJ) under N(o). 24.615.965/0001-57, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET SOROCABA LTDA., a Brazilian limited liability company with principal office in the city of Sorocaba, State of Sao Paulo, at Avenida Antonio Carlos Comitre N(o). 1,074 and Rua Pedro Molina N(o). 81, Parque Campolim, CEP 18047-000, registered in the National Register of Corporate Entities (CNPJ) under N(o). 64.637.903/0001-60, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET SAO CARLOS S.A., a Brazilian joint stock company with principal office in the city of Sao Carlos, state of Sao Paulo, at Avenida Dr. Carlos Botelho, N(o). 1,986, registered in the National Register of Corporate Entities (CNPJ) under N(o). 57.724.759/0001-34, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

HORIZONTE SUL COMUNICACOES LTDA., a Brazilian limited liability company with principal office in the city of Porto Alegre, state of Rio Grande do Sul, at Rua Silveiro, N(o). 1,111, part, registered in the National Register of Corporate Entities (CNPJ) under N(o). 94.319.209/0001-66, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET PARANA COMUNICACOES LTDA., a Brazilian limited liability company with principal office in the city of Curitiba, state of Parana, at Rua Paulo Graeser Sobrinho, N(o). 557, Merces, registered in the National Register of Corporate Entities (CNPJ) under N(o). 84.922.681/0001-35, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET CURITIBA LTDA., a Brazilian limited liability company with principal office in the city of Curitiba, state of Parana, at Rua Mamore N(o). 340, registered in the National Register of Corporate Entities (CNPJ) under N(o).
82.342.833/0001-03, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET ARAPONGAS LTDA., a Brazilian limited liability company with principal office in the city of Arapongas, state of Parana, at Rua Marabu, N(o). 542, registered in the National Register of Corporate Entities (CNPJ) under N(o).
81.897.118/0001-66, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET RIBEIRAO PRETO S.A., a Brazilian limited liability company with principal office in the city of Ribeirao Preto, state of Sao Paulo, at Avenida Nove de Julho, N(o). 1,266, registered in the National Register of Corporate Entities
(CNPJ) under N(o). 64.807.456/0001-40, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET BAURU LTDA., a Brazilian limited liability company with principal office in the city of Bauru, state of Sao Paulo, at Avenida Duque de Caxias, N(o). 466, registered in the National Register of Corporate Entities (CNPJ) under N(o). 64.083.561/0001-84, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET ANAPOLIS LTDA., a Brazilian limited liability company with principal office in the city of Anapolis, state of Goias, at Rua Senai, N(o). 179, registered in the National Register of Corporate Entities (CNPJ) under N(o).
33.584.277/0001-68, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

and

REYC COMERCIO E PARTICIPACOES LTDA., a Brazilian limited liability company with principal office in the city of Sao Jose, state of Santa Catarina, at Rua Francisco Jose Ferreira, N(o). 101, registered in the National Register of Corporate Entities (CNPJ) under N(o). 95.853.263/0001-50, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira.

                                                                         ANNEX 2
                                                               TO THE INSTRUMENT
                                                              OF DEBT CONFESSION

                             INTERCREDITOR AGREEMENT

                                                                         ANNEX 3
                                                               TO THE INSTRUMENT
                                                              OF DEBT CONFESSION

   RECEIVABLE PLEDGE AGREEMENT WITH FORECLOSURE CLAUSE - NET SAO PAULO LTDA.,

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                                                                         ANNEX 4
                                                               TO THE INSTRUMENT
                                                              OF DEBT CONFESSION

       RECEIVABLE PLEDGE AGREEMENT WITH FORECLOSURE CLAUSE - NET RIO S.A,

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                                                                         ANNEX 5
                                                               TO THE INSTRUMENT
                                                              OF DEBT CONFESSION

      SHARE PLEDGE AGREEMENT WITH AMICABLE SALE CLAUSE AND OTHER COVENANTS

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                                                                         ANNEX 6
                                                               TO THE INSTRUMENT
                                                              OF DEBT CONFESSION

      QUOTA PLEDGE AGREEMENT WITH AMICABLE SALE CLAUSE AND OTHER COVENANTS

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                                                                         ANNEX 7
                                                               TO THE INSTRUMENT
                                                              OF DEBT CONFESSION

          ASSET PLEDGE AGREEMENT WITH AMICABLE SALE AND OTHER COVENANTS

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                                                                         ANNEX 8
                                                               TO THE INSTRUMENT
                                                              OF DEBT CONFESSION

                           FORM OF THE PROMISSORY NOTE

Value:  R$ [  ]
Location of Issue: Sao Paulo, Sao Paulo
Date of Issue: [  ]
Maturity: Immediate

Through this Promissory Note, the Persons listed in "Annex 1"* to the same Promissory Note, shall pay unconditionally to [ ] ("Creditor Institution"), or to its order, the total value of R$ [ ] ([ )], with all of the supplementary amounts established herein.

The value of this Promissory Note shall be subject to remuneratory interest (Interest") corresponding to (a) the CDI interest rate plus a spread or premium of 2% (two per cent) per year between June 30, 2004 and December 14, 2005 and,
(b) the CDI interest rate plus a spread or premium of 3% (three per cent) from December 15, 2005 (inclusive) until the final payment of the same amount.

      For the purposes of this Promissory Note, "CDI" shall mean an interest rate expressed in annual percentage form, corresponding to the result of daily compounding, calculated on the basis of a year of 252 business days, of the interest rate on interbank certificates of deposit (CDI) for one business day, published by the Securities Custody and Financial Settlement Center (CETIP) with the denomination "Extragroup DI-Over Rate", or any reference rate of the National Financial System that may replace it. The spread or premium shall be calculated on the basis of a year of 252 business days.

In the event of delay in the due payments, the value of this Promissory Note shall be increased by overdue interest of 12% (twelve per cent) per year, pro rata die, from the date of its presentation until the date of effective payment, as well as an irreversible late payment fine of 2% (two per cent) on the overdue amount, without affecting the Interest that shall continue to accrue until the date of effective payment.

The payment established in this Promissory Note shall be effected in the city of Sao Paulo, state of Sao Paulo, to the Creditor Institution.

This Promissory Note has a deadline of presentation for payment of 12 (twelve) years, starting from its Issue Date, thereby extending the deadline for presentation established in Article 34 of the Uniform Law of Geneva and Article 21 of Decree 2044 of December 31, 1908.

This Promissory note is a unconditional credit title, linked to the Instrument of Debt Confession signed by the Creditor Institution and the signatories of the same on [ ], which guarantees the obligations assumed in the same Instrument.

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                                                                           - 8 -

                       [SIGNATURE OF NET GROUP COMPANIES]

-  This annex shall be identical to "Annex 1" to the Instrument of Debt
   Confession

-

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                                                                         ANNEX 9
                                                               TO THE INSTRUMENT
                                                              OF DEBT CONFESSION

                             COMMON TERMS AGREEMENT